Exhibit 23



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statements No. 333-01219, No. 33-30817, No. 33-36546, No. 33-52174, No. 33-87056,
No. 33-75558, No. 333-06831, No. 333-06833 and No. 333-12295.




Rochester, New York,
  March 27, 1997



                                      Arthur Andersen LLP